UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ARKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement
On March 30, 2023, Ark Restaurants Corp., a New York corporation (the “Company”), entered into a Second Amended and Restated Credit Agreement, dated as of March 30, 2023, by and between the Company, as borrower, and Bank Hapoalim B.M. (“BHBM”), as lender (the “2023 Credit Agreement”). The 2023 Credit Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement, dated as of June 1, 2018, by and between the Company and BHBM (the “2018 Credit Agreement”). Capitalized terms used and not otherwise defined in this summary of the 2023 Credit Agreement shall have the respective meanings ascribed to such terms in the 2023 Credit Agreement.
The 2023 Credit Agreement, among other things, amends the 2018 Credit Agreement primarily to (i) extend the Commitment Termination Date to May 31, 2025, (ii) provide for a revolving credit facility with a commitment amount of $10,000,000 and (iii) remove and replace the interest rate benchmark based on the London interbank offered rate (“LIBOR”) and related LIBOR-based mechanics with an interest rate benchmark based on the secured overnight financing rate (“SOFR”; such interest rate the “Term SOFR Interest Rate”) and related SOFR-based mechanics, and make other conforming changes to reflect the transition from LIBOR to SOFR. Advances under the 2023 Credit Agreement may be made, at the Company’s election, at either the Term SOFR Interest Rate (such Advances, a “Benchmark Rate Advances”) or at BHBM’s stated prime rate (such Advances, a “Prime Rate Advances”). Benchmark Rate Advances shall bear interest at a per annum rate equal to the Term SOFR Rate for the applicable interest period plus 3.65%. Prime Rate Advance shall bear interest at a per annum rate equal to the prime rate plus 0.45%. The Company shall pay to BHBM an unused line fee equal to 0.30% per annum on the unused portion of the available revolving commitments.
The foregoing description of the 2023 Credit Agreement is qualified in its entirety by reference to the 2023 Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Second Amended and Restated Security Agreement
On March 30, 2023, the Company and BHBM entered into a Second Amended and Restated Security Agreement in favor of BHBM (the “Second A&R Security Agreement”), which amends and restates in its entirety the Amended and Restated Security Agreement, dated as of June 1, 2018, by and between the Company and BHBM. Pursuant to the Second A&R Security Agreement, the Company granted BHBM a security interest in substantially all of its assets to secure its obligations under the 2023 Credit Agreement, the Notes and other Facility Agreements (each as defined herein or therein, as applicable).
The foregoing description of the Second A&R Security Agreement is qualified in its entirety by reference to the Second A&R Security Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

10.1    Second Amended and Restated Credit Agreement, dated as of March 30, 2023, by and between Ark Restaurants Corp., as borrower, and Bank Hapoalim B.M., as lender.

10.2    Second Amended and Restated Security Agreement, dated as of March 30, 2023, by and between Ark Restaurants Corp., and Bank Hapoalim B.M.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: April 5, 2023